Exhibit 99.1

American Water Agrees to Purchase Nexus Water Group Systems in Eight States

CAMDEN, N.J. – MAY 19, 2025 – American Water Works Company, Inc. (NYSE: AWK), the largest regulated water and wastewater utility company in the U.S., announced today that it has agreed with Nexus Regulated Utilities, LLC, a subsidiary of Nexus Water Group, Inc. (“Nexus Water Group”), to purchase multiple water and wastewater systems located in eight states for a total of approximately $315 million, subject to adjustment as provided for in the purchase and sale agreement.

Based on current connection counts, the acquisition would add nearly 47,000 customer connections within American Water’s existing footprint in Illinois, Indiana, Kentucky, Maryland, New Jersey, Pennsylvania, Tennessee and Virginia.

“American Water is excited about this announced transaction as it is good for customers and another example of the execution of our core growth strategy,” said John Griffith, President and CEO of American Water. “Through this transaction, we will grow in eight of our existing regulated states and leverage our scale and size to deliver safe, clean, reliable and affordable water and wastewater services to nearly 47,000 new customer connections. Additionally, we believe this expansion will lead to even more growth in those states as communities continue to look for water and wastewater solutions.”

The transaction will require regulatory approval by the state public utility commissions in applicable states, as well as other customary approvals from other governmental entities, and both American Water and Nexus Water Group are committed to working together to ensure that the transition will be seamless for customers after the acquisition and beyond. American Water is also committed to offering employment to the approximately 70 employees of Nexus Water Group affiliates who proudly provide water and wastewater service in these areas.

Nexus Water Group President and CEO Rob MacLean said, “Nexus Water Group is committed to driving sustained growth and value through our long-term strategy. This agreement with American Water will allow Nexus Water Group to focus on a smaller core geography where we are better poised to grow and efficiently serve our customers.

The sale also supports continued professional growth for our local employees in these areas.”

The completion of the transaction is also subject to the satisfaction or waiver of various conditions, including the receipt of all required regulatory approvals and other customary closing conditions. The estimated closing will take place by or before August 2026.

About American Water

American Water (NYSE: AWK) is the largest regulated water and wastewater utility company in the United States. With a history dating back to 1886, We Keep Life Flowing® by providing safe, clean, reliable and affordable drinking water and wastewater services to more than 14 million people with regulated operations in 14 states and on 18 military installations. American Water’s 6,700 talented professionals leverage their significant expertise and the company’s national size and scale to achieve excellent outcomes for the benefit of customers, employees, investors and other stakeholders.

For more information, visit amwater.com and join American Water on LinkedIn, Facebook, X and Instagram.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, among other things, the completion of the proposed acquisition; the ability to satisfy closing and other conditions related to the proposed transaction, including obtaining regulatory approvals; anticipated capital investments; and the ability to achieve certain benefits, synergies and goals relating to the transaction and the operations to be acquired. These statements are based on the current expectations of management of American Water. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including with respect to (1) obtaining all required regulatory and other approvals and the ability to satisfy the conditions to closing related to such approvals in the purchase agreement; (2) the final amount of the purchase price to be paid in the acquisition; (3) satisfying other conditions to the closing of the acquisition; (4) the occurrence, in whole or in part, of the plans, benefits and synergies expected or predicted to occur as a result of the acquisition; (5) unexpected costs, liabilities or delays associated with the acquisition or the integration of the operations to be acquired; (6) regulatory, legislative, local or municipal actions affecting the water and wastewater industries, which could adversely affect American Water; and (7) other economic, business and other factors. Forward-looking statements are not guarantees or assurances of future performance or results, and American Water does not undertake any duty to update any forward-looking statement. The foregoing factors should not be considered to be exclusive.

AWK-IR

Investor Contact:

Aaron Musgrave

Vice President, Investor Relations

(856) 955-4029

aaron.musgrave@amwater.com

Media Contact:

Maureen Duffy

Executive Vice President, Communications and External Affairs

(856) 955-4163

maureen.duffy@amwater.com

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